As filed with the Securities and Exchange Commission on May 18, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
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                (Name of Registrant as Specified In Its Charter)

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
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                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

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   to Exchange Act Rule 0-11:(1)

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    it was determined.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                              400 RABRO DRIVE EAST

                           HAUPPAUGE, NEW YORK   11788


                       SUPPLEMENT DATED AS OF MAY 16, 1995
                                       TO
                                 PROXY STATEMENT
                             DATED AS OF MAY 8, 1995
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          The purpose of this supplement dated as of May 16, 1995 (the
"Supplement") to the Proxy Statement of Graham-Field Health Products, Inc. (the "Company") dated as of May 8, 1995 (the "May 1995 Proxy Statement"), is to inform the stockholders of the Company of certain recent corporate action taken by the Board of Directors of the Company at a meeting held on May 16, 1995 (the "May 1995 Board Meeting"). The Supplement should be read in conjunction with the May 1995 Proxy Statement, and hereby supplements the May 1995 Proxy Statement as provided herein.


          At the May 1995 Board Meeting, the Board of Directors of the Company voted to increase the size of the Board of Directors from seven (7) directors to eight (8) directors. In addition, at the May 1995 Board Meeting, the Board of Directors of the Company elected Donald Press as a Class I director, with a term expiring in 1997, and until such director's successor has been elected and qualified. Mr. Press will not be standing for election at the upcoming Annual Meeting of Stockholders to be held on Tuesday, June 20, 1995.


          Donald Press, age 61, has served as an Executive Vice President of

Broadway Management Co., Inc., an owner and manager of commercial office buildings, since 1981. Mr. Press, an attorney, is also a principal of Donald Press, P.C., a law firm located in New York, New York. Mr. Press also serves as a director of The Cooper Companies, Inc., a healthcare products company, and Components Specialties, Inc., an electronic products company. As of

May 2, 1995, Mr. Press beneficially owned (as such term is defined in the May 1995 Proxy Statement) 15,400 shares, par value $.025 per share, of the common stock of the Company. Mr. Press is not related to any director or executive officer of the Company, and is not a current or former officer or employee of the Company.


          STOCKHOLDERS UNABLE TO ATTEND THE COMPANY'S ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 20, 1995 AT 11:00 A.M., IN THE MEDIA ROOM ON THE LOWER LEVEL OF 395 NORTH SERVICE ROAD, MELVILLE, NEW YORK 11747 ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE PROXY MAILED TO STOCKHOLDERS ON OR ABOUT MAY 8, 1995.


                                   By Order of the Board
                                     of Directors


                                   RICHARD S. KOLODNY
                                   VICE PRESIDENT, GENERAL COUNSEL
                                   AND SECRETARY








































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